Exhibit 23(p)(1)
                                 CODE OF ETHICS
                            MEEDER PREMIER PORTFOLIOS

     The Meeder Premier Portfolios, a Massachusetts business trust (the "Portfolios"), has determined to adopt this Code of Ethics (the "Code") as of October 13, 2003, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.   DEFINITIONS
     -----------

     A. An "Access Person" means (i) any Trustee, Director, officer or Advisory Person (as defined below) of the Portfolios or any investment adviser thereof, or (ii) any director or officer of any principal underwriter or placement agent of the Portfolios who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Portfolios for which the principal underwriter or placement agent so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Portfolios regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Portfolios, makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Portfolios or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Portfolios.

     B. An "Advisory Person" means any employee of the Portfolios or any investment adviser thereof (or of any company in a control relationship to the Portfolios or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Portfolios or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Portfolios or adviser who obtains information regarding the purchase or sale of securities.

     C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Portfolios.

     D. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with the Portfolios' investment adviser, any subadviser, the administrator or the principal underwriter or placement agent substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940.

     E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

     F. "Control" shall have the same meaning as set forth in Section 2(a)9 of the 1940 Act.

     G. "Disinterested Trustee" means a Trustee who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of any investment adviser. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

     H. The "Review Officer" is the person designated by the Portfolios' Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Secretary of the Portfolios.

     I. The "Preclearance Officer" is the person designated by the Portfolios' Board of Trustees to provide preclearance of any personal security transaction as required by this Code of Ethics.

     J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     K. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations of the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares of registered open-end investment companies; and stock index futures.

     L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

II.  STATEMENT OF GENERAL PRINCIPLES
     -------------------------------

          The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

          Each Access Person shall adhere to the highest ethical standards and shall:

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

     A. at all times, place the interests of the Portfolios before his personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his position with or on behalf of the Portfolios.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
     ---------------------------------------------

     A.   Blackout Periods
          ----------------

          1. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known the Portfolios has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

          2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Portfolios trades (or has traded) in that security.

     B.   Initial Public Offerings
          ------------------------

               With regard to acquiring any security in an "initial public offering" (as defined in Rule 17j-1(a)(6) under the 1940 Act) for the personal account of an Advisory Person, he or she shall

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Portfolios, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Portfolios) for any acquisition of securities in an initial public offering; and

          2. after authorization to acquire securities in an initial public offering has been obtained, disclose such personal investment, with respect to any subsequent consideration by the Portfolios (or any other investment company for which he acts in a capacity as an Advisory Person) for investment in that issuer.

     C.   Limited Offerings
          -----------------

          With regard to a "limited offering" (as defined in Rule 17j-1(a)(8) under the 1940 Act), each Advisory Person shall:

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

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Portfolios, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Portfolios) for any acquisition of securities in a limited offering; and

          2. after authorization to acquire securities in a limited offering has been obtained, disclose such personal investment with respect to any subsequent consideration by the Portfolios (or any other investment company for which he acts in a capacity as an Advisory Person) for investment in that issuer.

               If the Portfolios decide to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     D.   Short-Term Trading Profits
          --------------------------

               With regard to the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) securities of which an Advisory Person has beneficial ownership, each Advisory Person shall:

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether such opportunity is being offered to such Advisory Person by virtue of his position with the Portfolios) for the closing transaction (whether a purchase or sale) which would result in the short-term profit; and

          2. after authorization to purchase or sell such securities has been obtained, disclose such personal investment with respect to any subsequent consideration by the Portfolios (or any other investment company for which he acts in a capacity as an Advisory Person) for investment in that issuer.

     E.   Gifts
          -----

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Portfolios.

     F.   Service as a Director
          ---------------------

          1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Trustees of the Portfolios, based upon a determination that such board service would be consistent with the interests of the Portfolios and its investors.

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

          2. If board service of an Advisory Person is authorized by the Board of Trustees of the Portfolios, such Advisory Person shall be isolated from the investment making decisions of the Portfolios with respect to the company of which he is a director.

     G.   Exempted Transactions
          ---------------------

          The prohibition of Section III shall not apply to:

          1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          2.   purchases  or sales  that are  non-volitional  on the part of the
               Access   Person   or   the   Portfolios,    including    mergers,
               recapitalizations or similar transactions;

          3. purchases which are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Portfolios because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Portfolios or client or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Portfolios.

IV.  COMPLIANCE PROCEDURES
     ---------------------

     A.   Pre-clearance
          -------------

          An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          1. such purchase or sale has been approved by the Preclearance Officer or, in the case of persons employed by the Portfolios' investment adviser, by a supervisory person designated by the investment adviser.

          2. the approved transaction is completed on the same day approval is received; and

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

          3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

     B.   Reporting
          ---------

          1.   Coverage:

               a. Each Access Person (other than Disinterested Trustees) shall file with the Review Officer confidential quarterly reports containing the information required in Sections IV.B.1.b. and IV.B.2 of this Code with respect to ALL transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, PROVIDED that (i) no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence  or  control  over the  account in  question),  (ii) an
               Access Person who is an Access Person of the investment adviser of the Portfolios shall file such Access Person's reports with the investment adviser. To the extent such reports would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Advisers Act of 1940, no such reports need be filed by such Access Person pursuant to this Code, and (iii) an Access Person who is an Access Person of any principal underwriter or placement agent of the Portfolios shall file such Access Person's reports with the principal underwriter. All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

               b. If during such preceding quarter an Access Person establishes any account in which any securities were held during such quarter for the direct or indirect benefit of the Access Person, the Access Person must also include the following information in such quarterly report: (i) the name of the broker, dealer or bank with whom the Access Person established the account and (ii) the date the account was established.

          2. Filings: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and, in addition to any information specified in Section IV.B.1.b. above, shall contain the following information:

               a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

               b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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

               c.   the price at which the transaction was effected;

               d. the name of the broker, dealer or bank with or through whom the transaction was effected; and

               e.   the date that the report is submitted.

          3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     C.   Review
          ------

          In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     D.   Disclosures of Personal Holdings
          --------------------------------

     1. Initial Holdings Report: Each Access Person shall report to the Review Officer within 10 days after becoming an Access Person (i) the title, number of shares and principal amount of each Security in which such Access Person had any direct or indirect beneficial ownership when he or she became an Access Person, (ii) the name of any broker, dealer or bank with whom such Access Person maintained an account in which securities were held for the direct or indirect benefit of such Access Person as of the date he or she became an Access Person, and (iii) the date the report is submitted by such Access Person.

     2. Annual Holdings Report: On or before January 30, 2004, and annually thereafter, each Access Person (other than Disinterested Trustees) shall report (i) the title, number of shares and principal amount of each Security in which such Access Person had any direct or indirect beneficial ownership, (ii) the name of any broker, dealer, or bank with whom such Access Person maintains an account in which any securities are held for the direct or indirect benefit of such Access Person, and (iii) the date that the report is submitted. All of the information in such report must be current as of a date no more than 30 days before the report is submitted.

     E.   Certification of Compliance
          ---------------------------

          Each Access Person is required to certify annually that he or she has read and understood the Portfolios' Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has

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

          complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.   REQUIREMENTS FOR DISINTERESTED TRUSTEES
     ---------------------------------------

     A. Every Disinterested Trustee shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in
          Section IV.B. of this Code with respect to transactions (other than exempted transactions listed under Section III.G.) in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Trustee, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Trustee, that during the 15-day period immediately preceding or after the transaction by the Trustee:

          1.   such security was being purchased or sold by the Portfolios; or

          2. such security was being considered for purchase or sale by the Portfolios.

     All Disinterested Trustees shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

     B. Notwithstanding the preceding section, any Disinterested Trustee may, at his or her option, report the information described in section IV.B.2 with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Portfolios in such securities.

VI.  REVIEW BY THE BOARD OF TRUSTEES
     -------------------------------

     At least annually, the Review Officer shall report to the Board of Trustees regarding:

     A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     B.   Any recommended changes to the Portfolios' Code or procedures; and

          At least annually, the Review Officer shall furnish the Board of Trustees a written report that (i) describes any issues arising under this Code or such procedures, including, but not limited to, information about any material violations of this Code or such procedures and any sanctions imposed in response to such violations and (ii) certifies that the Portfolios have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

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VII. SANCTIONS
     ---------

     A.   Sanctions  for  Violations  by Access  Persons  (except  Disinterested
          ----------------------------------------------------------------------
          Trustees).
          ----------

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported in writing at least annually to the Board of Trustees.

     B.   Sanctions for Violations by Disinterested Trustees
          --------------------------------------------------

          If the Review Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the Portfolios and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Portfolios and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Portfolios, which shall impose such sanctions as it deems appropriate.

VIII. MISCELLANEOUS
      -------------

     A.   Access Persons
          --------------

          The Review Officer of the Portfolios will identify all Access Persons who are under a duty to make reports to the Portfolios and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records
          -------

          The Portfolios shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

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

          3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place; and

          5. a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Sections III.B. and C., for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     C.   Confidentiality
          ---------------

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions
          ----------------------------

          The Board of Trustees of the Portfolios may from time to time adopt such interpretations of this Code as it deems appropriate.

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